UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022

Hayward Holdings, Inc.

Commission File Number: 001-40208

Delaware (State or other jurisdiction of incorporation)	82-2060643 (IRS Employer Identification No.)

400 Connell Drive, Suite 6100 Berkeley Heights, NJ 07922 (Address of principal executive offices)	07922 (Zip Code)

(908) 351-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HAYW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On May 2, 2022 Hayward Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, Goldman Sachs & Co. LLC, BofA Securities, Inc. and Nomura Securities International, Inc. as representatives of the several underwriters named therein (excluding the Company, the aforementioned together the “Underwriters”) and the selling stockholders listed on Schedule I thereto (the “Selling Stockholders”), relating to the underwritten offering of 24,000,000 shares (the “Shares”), including the Underwriters’ 30-day option to purchase up to an additional 3,600,000 shares of the Company's common stock, par value $0.001 per share, from the Selling Stockholders, (the “Offering”). All of the Shares are being sold by the Selling Stockholders. The Underwriters have agreed to purchase the Shares from the Selling Stockholders pursuant to the Underwriting Agreement at a price of $13.88375 per share. In addition, pursuant to the Underwriting Agreement, the Company has agreed to purchase from the Underwriters 8,000,000 Shares being sold by the Selling Stockholders to the Underwriters, at a price per share equal to the price being paid by the Underwriters to the Selling Stockholders, resulting in an aggregate purchase price by the Company of $111,070,000 (the “Share Repurchase”). The Company intends to fund the Share Repurchase with cash on hand and borrowings under the Company’s revolving credit facility.

The Offering is being made only by means of a prospectus. An automatic shelf registration statement (including a prospectus) relating to the Offering was filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2022 and became effective upon filing (File No. 333-264617) (the “Registration Statement”). A prospectus supplement relating to the Offering was filed with the SEC on May 3, 2022. The closing of the Offering is expected to take place on or about May 5, 2022 subject to the satisfaction of customary closing conditions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 2, 2022, by and among the Company, the Underwriters and the Selling Stockholders.

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2022	Hayward Holdings, Inc.

	By:	/s/ Eifion Jones
Senior Vice President and Chief Financial Officer